                                                                      EXHIBIT 21
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

  1) Beachfront Properties, Inc.
  2) CBM One Corporation
  3) CBM Two Corporation
  4) CBM Funding Corporation
  5) Calgary Charlotte Holdings, Inc.
  6) Courtyard II Associates Management Corporation
  7) Courtyard II Finance Company
  8) Farrell's Ice Cream Parlour Restaurants, Inc.
  9) G.L. Insurance Corporation
 10) HMC Acquisition Properties, Inc.
 11) HMC Acquisitions, Inc.
 12) HMC Airport, Inc.
 13) HMC AP Canada, Inc.
 14) HMC BN Corporation
 15) HMC Boyton Beach, Inc.
 16) HMC California Leasing Corporation
 17) HMC Capital Corporation
 18) HMC Charlotte (Calgary), Inc.
 19) HMC East Side Financial Corporation
 20) HMC East Side, Inc.
 21) HMC Gateway, Inc.
 22) HMC Leisure Park Corporation
 23) HMC Mexair, Inc.
 24) HMC Mexpark, Inc.
 25) HMC Polanco, Inc.
 26) HMC Retirement Properties, Inc.
 27) HMC SFO, Inc.
 28) HMC Toronto Air, Inc.
 29) HMC Toronto EC, Inc.
 30) HMC Ventures, Inc.
 31) HMC Waterford, Inc.
 32) HMC Westport Corporation
 33) HMC Financial Center, Inc.
 34) HMH HPT Courtyard, Inc.
 35) HMH HPT Residence Inn, Inc.
 36) HMH Marina, Inc.
 37) HMH Pentagon Corporation
 38) HMH Properties, Inc.
 39) HMH Realty Company, Inc.
 40) HMH Restaurants, Inc.
 41) HMH Rivers, Inc.
 42) HMH WTC, Inc.
 43) Host Airport Hotels, Inc.
 44) Host Investment, Inc.
 45) Host LaJolla, Inc.

                                                                      EXHIBIT 21
                                                                     PAGE 2 OF 2

                           HOST MARRIOTT CORPORATION

                            SUBSIDIARIES (CONTINUED)

 46) Host Marriott BCH Hotel Corporation
 47) Host Marriott Financial Trust
 48) Host Marriott GTN Corporation
 49) Host Marriott Hospitality, Inc.
 50) Hot Shoppes, Inc.
 51) Hotel Properties Management, Inc.
 52) Marriott Condominium Development Corporation
 53) Marriott Desert Springs Corporation
 54) Marriott Family Restaurants, Inc. of Illinois
 55) Marriott Family Restaurants, Inc. of Vermont
 56) Marriott Family Restaurants, Inc. of Wisconsin
 57) Marriott FIBM One Corporation
 58) Marriott Financial Services, Inc.
 59) Marriott Hanover Hotel Corporation
 60) Marriott Hotels of NY City
 61) Marriott Marquis Corporation
 62) Marriott MDAH One Corporation
 63) Marriott MHP Two Corporation
 64) Marriott Park Ridge Corporation
 65) Marriott PLP Corporation
 66) Marriott Properties, Inc.
 67) Marriott Realty Sales, Inc.
 68) Marriott RIBM Three Corporation
 69) Marriott RIBM Two Corporation
 70) Marriott SBM One Corporation
 71) Marriott SBM Two Corporation
 72) Marriott YBG Corporation
 73) Marriott's Bickford Family Fare, Inc.
 74) MHP Acquisition Corporation
 75) MHP II Acquisition Corporation
 76) MOHS Corporation
 77) Montana Food and Beverage Services, Inc.
 78) Philadelphia Airport Hotel Corporation
 79) Philadelphia Market Street Hotel Corporation
 80) PM Financial Corporation
 81) RIBM One Corporation
 82) S.D. Hotels, Inc.
 83) Saga Property Leasing Corporation
 84) Saga Restaurants, Inc.
 85) SFM Finance Corporation
 86) Sparky's Virgin Island, Inc.
 87) T.E.C. Operations Limited
 88) T.E.C. Hotels Ltd.
 89) Tecon Hotel Corporation
 90) Willmar Distributors, Inc.

                                      E-4